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Exhibit 4.10

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [    •    ], 2010 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO. LLC, THE INFORMATION AGENT.

WEST COAST BANCORP
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

        West Coast Bancorp (the "Company") is offering (the "Rights Offering") to its shareholders of record (the "Recordholders") as of January 19, 2010 (the "Record Date") non-transferable rights (the "Subscription Rights") to purchase up to an aggregate of 5,000,000 shares of its common stock, no par value (the "Common Stock"), at a subscription price of $2.00 per share (the "Subscription Price"). As described in the Prospectus, each Recordholder will receive 0.31787 Subscription Rights for each share of Common Stock owned on the Record Date. Subscription rights may only be exercised in whole numbers; the Company will not issue fractional rights and will round all of the subscription rights down to the nearest whole number. Each whole Subscription Right will allow the holder thereof to subscribe to purchase a share of Common Stock (the "Basic Subscription Privilege") at the Subscription Price. Each Recordholder who exercises the Basic Subscription Privilege in full will be eligible to subscribe to purchase additional shares of Common Stock, subject to the conditions and limitations described further in the Prospectus (the "Over-Subscription Privilege"). The Company offers no assurances that any subscription requests that any holder of Subscription Rights may submit pursuant to the Over-Subscription Privilege will be fulfilled in whole or in part.

        The Rights Offering expires at 5:00 p.m., Portland, Oregon time, on [    •    ], 2010 (the "Expiration Date") unless the Company decides, in its sole discretion, to extend the expiration date or cancel the Rights Offering earlier.

        For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which you should read carefully in its entirety. Please also read carefully "Instructions for Use of West Coast Bancorp Subscription Rights Certificates" which has been provided to you with this Subscription Rights Certificate.

1. EXERCISE OF SUBSCRIPTION RIGHTS
(Check the appropriate responses and provide all required information)

        You have been granted the number of Subscription Rights indicated in the lower right hand corner of this Subscription Rights Certificate, which entitles you to subscribe for an equal number of shares of West Coast Bancorp Common Stock. The number of Subscription Rights was determined by multiplying the number of shares you owned on the Record Date by 0.31787 and, if there was a fraction remaining, rounding down to the nearest whole number.

FULL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐    The undersigned hereby irrevocably exercises in full the Subscription Rights and subscribes for                          shares of Common Stock (which equals the number of Subscription Rights indicated in the lower right hand corner), subject to the terms and conditions set forth in the Prospectus.

EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE (requires full exercise of Basic Subscription Privilege):

☐    The undersigned hereby irrevocably applies for                        additional shares of Common Stock pursuant to the Over-Subscription Privilege, subject to the terms and conditions set forth in the Prospectus.

PARTIAL EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

☐    The undersigned hereby irrevocably exercises only a portion of the Subscription Rights and subscribes for                        shares of Common Stock (which is less than the number of Subscription Rights, shown in the lower right hand corner, to which the undersigned is entitled).

TOTAL SHARES SUBSCRIBED FOR:

AMOUNT ENCLOSED:	$

(At $2.00 per share of Common Stock)

        By executing this Subscription Rights Certificate below, the undersigned hereby acknowledges and agrees to the following terms and conditions:

  1.
  At the time of submitting this Subscription Rights Certificate for Common Stock, the undersigned agrees to deliver the full purchase price for all shares to be purchased. Failure to include the full purchase price will result in Wells Fargo Bank, N.A. (the "Subscription Agent") applying such payment to exercise the Basic Subscription Privilege of the undersigned and, if applicable, any accepted Over-Subscription Privilege to the fullest extent possible based on the amount of payment received, subject to the elimination of fractional shares. The purchase price must be paid as directed in the Prospectus and "Instructions for Use of West Coast Bancorp Subscription Rights Certificates."

  2.
  Book Entry Shares in lieu of Certificates representing shares of Common Stock duly subscribed and paid for will be issued as soon as practicable after the termination of the offering in accordance with the terms of the Prospectus.

  3.
  The undersigned agrees to all terms and conditions of the Prospectus, which is incorporated herein by reference, and of this Subscription Rights Certificate.

THE SUBSCRIPTION RIGHTS CERTIFICATE, OR NOTICE OF GUARANTEED DELIVERY, AND FULL PAYMENT OF THE TOTAL SUBSCRIPTION AMOUNT FOR ALL SHARES OF COMMON STOCK SUBSCRIBED FOR UNDER THE BASIC SUBSCRIPTION PRIVILEGE AND ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY UNCERTIFIED PERSONAL CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., PORTLAND, OREGON TIME, ON THE EXPIRATION DATE. ONCE A RECORDHOLDER HAS EXERCISED ANY SUBSCRIPTION RIGHTS, SUCH EXERCISE MAY NOT BE CANCELLED, REVOKED OR OTHERWISE AMENDED. SUBSCRIPTION RIGHTS THAT ARE NOT EXERCISED PRIOR TO 5:00 P.M., PORTLAND, OREGON TIME, ON THE EXPIRATION DATE WILL EXPIRE.

2. REGISTRATION OF SHARES

        Shares purchased by the undersigned will be registered in the name of the shareholder to whom the rights have been issued.

3. SIGNATURES

        IN WITNESS WHEREOF, I (we) have irrevocably exercised my (our) Subscription Rights as indicated above, and I (we) have executed this certificate, and returned this Subscription Rights Certificate to the Subscription Agent, together with full payment for the shares subscribed for.

Signature	Date	Signature	Date

If the shares of the Recordholder are held in joint tenancy, the names and signatures of both joint tenants are required. If this Subscription Rights Certificate is being executed on behalf of a Recordholder by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, and the shares were not issued to such Recordholder in such manner, the person so executing must give his or her full title in such capacity, and proper evidence of authority to act in such capacity must be furnished to the Subscription Agent upon request.

•	Return this Certificate
	By First Class Mail to: Wells Fargo Shareowner Services Voluntary Corporate Actions Department P.O. Box 64854 St. Paul, MN 55164-0854	By Overnight Courier or Hand-Delivery to: Wells Fargo Shareowner Services Voluntary Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075

        Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery.

        FOR ADDITIONAL INFORMATION CONCERNING THE RIGHTS OFFERING, INCLUDING INSTRUCTIONS ON THE USE OF SUBSCRIPTION RIGHTS CERTIFICATES, PLEASE CONSULT MORROW & CO., LLC, THE INFORMATION AGENT. BANKS AND BROKERS SHOULD CALL (800) 662-5200 AND SHAREHOLDERS SHOULD CALL (800) 607-0088.

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  Exhibit 4.10
WEST COAST BANCORP NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE